Exhibit 99.1
PHH Corporation Announces Appointment of Sandra Bell as Executive Vice President and Chief Financial Officer
Mt. Laurel, NJ, October 13, 2008 — PHH Corporation (NYSE: PHH) today announced that its Board of Directors has appointed Sandra Bell as Executive Vice President and Chief Financial Officer, effective October 13, 2008. Ms. Bell assumes this role from Mr. Clair Raubenstine. The Company previously announced on May 8, 2008 its intention to commence a search for a new Executive Vice President and Chief Financial Officer to succeed Mr. Raubenstine.
Ms. Bell brings over 24 years of experience in the financial industry, most recently as Executive Vice President and Chief Financial Officer of the Federal Home Loan Bank of Cincinnati from 2004 to 2006, where Ms. Bell managed the development, profitability and risk of the core business lines of the Bank. She also led the strategic financial management and reporting functions, including SEC reporting; treasury, including funding and capital and risk management; credit services, including the lending and credit risk management functions; and management of a whole loan mortgage portfolio. From the end of 2006 until accepting the position with PHH, Ms. Bell was the Managing Partner of Taurus Advisors, LLC, a strategic financial advisory firm where she most recently was involved in advising clients on investments in the financial sector. Prior to assuming her position at the Federal Home Loan Bank, Ms. Bell had been a Managing Director at Deutsche Bank Securities, where she had been employed for 13 years.
Terry Edwards, president and chief executive officer, stated “We are very pleased to have Sandra join the PHH team. She is a proven, talented leader in the financial services sector and her diverse background will be a key asset as we position PHH to take advantage of the growth opportunities ahead of us. Sandra’s experience will add greatly to our ability to tackle the challenges we face as we manage through these unprecedented times.”
About PHH Corporation
Headquartered in Mount Laurel, New Jersey, PHH Corporation is a leading outsource provider of mortgage and vehicle fleet management services. Its subsidiary, PHH Mortgage, is one of the top ten retail originators of residential mortgage in the United States1, and its subsidiary, PHH Arval, is a leading fleet management services provider in the United States and Canada. For more information about the company and its subsidiaries, please visit our website at www.phh.com.
1 Inside Mortgage Finance, Copyright 2008
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You should understand that these statements are not guarantees of performance or results and are preliminary in nature. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may result”, “will result”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts.
You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act and those risk factors included as “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2007 and our Quarterly Report on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008 in connection with any forward-looking statements that may be made by us and our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

Contact Information:
Investors:
Nancy R. Kyle
856-917-4268
Media:
Karen K. McCallson
856-917-8679